EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-269425 and 333-264882) on Form S-8 and the registration statement (No. 333-268275) on Form S-3 of our report dated March 27, 2023, with respect to the consolidated financial statements of P10, Inc..

/s/ KPMG LLP

Chicago, Illinois March 27, 2023